Exhibit 99.1

Contact:	W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS SECOND QUARTER 2008 RESULTS

Financial Highlights

2008 Second Quarter

•	Net new home orders of 418, down 15%
•	New home deliveries of 319, down 42%
•	Consolidated operating revenue of $140.1 million, down 48%
•	Operating revenue from lots, land and other sales of $6.8 million as compared to $14.2 million in the second quarter of 2007
•	Homebuilding gross margin of $5.9 million, down 84%
•	Homebuilding gross margin percentage of 4.5%, down 990 basis points
•	Backlog of homes sold but not closed at June 30, 2008 of 446, down 44% from 796 at June 30, 2007
•	Impairment loss on real estate assets of $20.9 million
•	Net loss of $38.9 million compared to net loss of $76.9 million in the second quarter of 2007

NEWPORT BEACH, CA—August 1, 2008—William Lyon Homes today reported a net loss of $38,930,000 for the three months ended June 30, 2008, compared to net loss of $76,872,000 for the comparable period a year ago. Consolidated operating revenue decreased 48% to $140,089,000 for the three months ended June 30, 2008 as compared to $271,088,000 for the comparable period a year ago.

The Company reported pre-tax loss for the six months ended June 30, 2008 of $81,328,000 compared to pre-tax loss of $71,982,000 for the comparable period a year ago. Consolidated operating revenue decreased 42% to $277,526,000 for the six months ended June 30, 2008, as compared to $477,129,000 for the comparable period a year ago.

Operating revenue for the three months ended June 30, 2008 and 2007 included $6,848,000 and $14,168,000, respectively, from the sales of land resulting in gross loss of approximately $543,000 in the 2008 period, compared to a gross profit of $1,194,000 in the 2007 period. Operating revenue for the six months ended June 30, 2008 and 2007 included $31,569,000 and $27,529,000, respectively, from the sales of land resulting in gross loss of $707,000 in the 2008 period, compared to a gross profit of $2,762,000 in the 2007 period. In accordance with the Company’s long established policy, and in the ordinary course of business, the Company continually evaluates land sales as market and business conditions warrant.

The Company incurred impairment losses on real estate assets of $20,918,000 and $46,118,000 for the three and six months ended June 30, 2008, respectively. The impairments were primarily attributable to slower than anticipated home sales and lower than anticipated net revenue due to continued depressed market conditions in the housing industry. As a result, the future undiscounted cash flows estimated to be generated were determined to be less than the carrying amount of the assets. Accordingly, the real estate assets were written-down to their estimated fair value.

Effective on January 1, 2007, the Company made an election in accordance with federal and state regulations to be taxed as an “S” corporation rather than a “C” corporation. Under this election, the Company’s taxable income flows through to and is reported on the personal tax returns of its shareholders. The shareholders are responsible for paying the appropriate taxes based on this election. The Company does not pay any federal taxes under this election and is only required to pay certain state taxes, based on a rate of approximately 1.5% of taxable income. As a result of this election, the Company’s provision for income taxes for the six months ended June 30, 2007 included a reduction of deferred tax assets of $31,887,000 due to the elimination of any future tax benefit by the Company from such assets. In addition, unused recognized built-in losses in the amount of $19,414,000 were no longer available to the Company.

Effective on January 1, 2008, the Company and its shareholders made a revocation of the “S” corporation election. As a result of this revocation, the Company will be taxed as a “C” corporation. The shareholders will not be able to elect “S” corporation status for at least five years. The revocation of the “S” corporation election will allow taxable losses generated in 2008 to be carried back to the 2006 “C” corporation year. As a result of the change in tax status, the Company recorded a deferred tax asset and related income tax benefit of $41,602,000 as of January 1, 2008. The recorded deferred tax asset reflects the tax refund for the anticipated carry back of the estimated 2008 tax loss to 2006 as a result of the reversal of temporary differences in 2008. The Company expects to receive the tax refund in early 2009. In addition, as of January 1, 2008, the Company has unused built-in losses of $19,414,000 which are available to offset future income and expire between 2010 and 2011. The Company’s ability to utilize the foregoing tax benefits will depend upon the amount of its future taxable income and may be limited under certain circumstances.

The Company reported a net loss for the six months ended June 30, 2008 of $39,736,000, compared to net loss of $103,456,000 for the six months ended June 30, 2007.

The Company’s consolidated results including joint ventures were as follows: The number of homes closed for the three months ended June 30, 2008 was 319 homes, down 42% from 548 homes closed for the three months ended June 30, 2007. The number of homes closed for the six months ended June 30, 2008 was 622, down 36% from 969 homes closed for the six months ended June 30, 2007.

Net new home orders for the three months ended June 30, 2008 decreased 15% to 418 homes as compared to 490 homes for the three months ended June 30, 2007. The average number of sales locations during the three months ended June 30, 2008 was 43, down 16% from 51 during the three months ended June 30, 2007. The Company’s number of new home orders per average sales location increased slightly to 9.7 for the three months ended June 30, 2008, as compared to 9.6 for the three months ended June 30, 2007. Net new home orders for the six months ended June 30, 2008 were 789 homes, down 32% from 1,159 homes for the six months ended June 30, 2007. The average number of sales locations during the six months ended June 30, 2008 was 49, down 6% from 52 during the six months ended June 30, 2007. The Company’s number of new home orders per average sales location decreased to 16.1 for the six months ended June 30, 2008, as compared to 22.3 for the six months ended June 30, 2007.

At June 30, 2008, the backlog of homes sold but not closed totaled 446 homes, down 44% from 796 homes at June 30, 2007. At June 30, 2008, the dollar amount of backlog of homes sold but not closed totaled $160,364,000, down 60% from $396,667,000 at June 30, 2007, and up 13% from $141,902,000 at March 31, 2008.

During the three months ended June 30, 2008, the average sales price of homes closed (including joint ventures) was $417,700, down 11% from $468,800 for the comparable period a year ago. The lower average sales price was primarily due to (1) price depreciation in certain markets resulting from the slowing of new orders and competitive pressures and (2) a change in product mix.

The consolidated homebuilding gross margin percentage decreased to 4.5% for the three months ended June 30, 2008 from 14.4% for the three months ended June 30, 2007. These lower gross margin percentages were primarily due to a decrease in average net sales prices, the earlier close out of projects with higher gross margins and a shift in product mix.

Selected financial and operating information for the Company including joint ventures is set forth in greater detail in a schedule attached to this release.

The Company will hold a conference call on Friday, August 1, 2008 at 11:00 a.m. Pacific Time to discuss the second quarter 2008 earnings results. The dial-in number is (866) 700-5192 (enter passcode number 22171639). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on August 1, 2008 at 1:00 p.m. Pacific Time through midnight on August 29, 2008. The dial-in number for the replay is (888) 286-8010 (enter passcode number 90549066). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada and at June 30, 2008 had 38 sales locations. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s website at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, the outbreak, continuation or escalation of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended June 30,
	2008			2007
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Selected Financial Information
(dollars in thousands)
Homes closed	308	11	319	471	77	548

Home sales revenue	$128,971	$4,270	$133,241	$224,432	$32,488	$256,920
Cost of sales	(122,849)	(4,453)	(127,302)	(195,020)	(24,849)	(219,869)

Gross margin	$6,122	$(183)	$5,939	$29,412	$7,639	$37,051

Gross margin percentage	4.7%	(4.3)%	4.5%	13.1%	23.5%	14.4%

Number of homes closed
California	200	11	211	302	77	379
Arizona	73	—	73	86	—	86
Nevada	35	—	35	83	—	83

Total	308	11	319	471	77	548

Average sales price
California	$510,000	$388,200	$503,600	$561,300	$421,900	$533,000
Arizona	233,300	—	233,300	294,100	—	294,100
Nevada	284,300	—	284,300	356,800	—	356,800

Total	$418,700	$388,200	$417,700	$476,500	$421,900	$468,800

Number of net new home orders
California	255	22	277	302	47	349
Arizona	78	—	78	87	—	87
Nevada	63	—	63	54	—	54

Total	396	22	418	443	47	490

Average number of sales locations during period
California	25	3	28	30	6	36
Arizona	4	—	4	5	—	5
Nevada	11	—	11	10	—	10

Total	40	3	43	45	6	51

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of June 30,
	2008			2007
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
California	278	26	304	482	74	556
Arizona	77	—	77	166	—	166
Nevada	65	—	65	74	—	74

Total	420	26	446	722	74	796

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$117,935	$8,524	$126,459	$299,542	$32,487	$332,029
Arizona	15,579	—	15,579	39,311	—	39,311
Nevada	18,326	—	18,326	25,327	—	25,327

Total	$151,840	$8,524	$160,364	$364,180	$32,487	$396,667

Lots controlled at end of period
Owned lots
California	2,745	795	3,540	4,467	1,019	5,486
Arizona	4,362	1,745	6,107	4,716	1,745	6,461
Nevada	2,960	—	2,960	1,173	—	1,173

Total	10,067	2,540	12,607	10,356	2,764	13,120

Optioned lots (1)
California			534			1,163
Arizona			328			2,703
Nevada			—			1,013

Total			862			4,879

Total lots controlled
California			4,074			6,649
Arizona			6,435			9,164
Nevada			2,960			2,186

Total			13,469			17,999

(1)	Optioned lots may be purchased by the Company as wholly-owned projects or may be purchased by newly formed joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Six Months Ended June 30,
	2008			2007
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Selected Financial Information (dollars in thousands)
Homes closed	597	25	622	854	115	969

Home sales revenue	$236,454	$9,503	$245,957	$398,453	$51,147	$449,600
Cost of sales	(224,895)	(10,191)	(235,086)	(339,911)	(37,966)	(377,877)

Gross margin	$11,559	$(688)	$10,871	$58,542	$13,181	$71,723

Gross margin percentage	4.9%	(7.2)%	4.4%	14.7%	25.8%	16.0%

Number of homes closed
California	382	25	407	504	115	619
Arizona	119	—	119	224	—	224
Nevada	96	—	96	126	—	126

Total	597	25	622	854	115	969

Average sales price
California	$477,400	$380,100	$471,500	$571,900	$444,800	$548,300
Arizona	236,600	—	236,600	293,900	—	293,900
Nevada	270,000	—	270,000	352,200	—	352,200

Total	$396,100	$380,100	$395,400	$466,600	$444,800	$464,000

Number of net new home orders
California	485	41	526	683	137	820
Arizona	129	—	129	199	—	199
Nevada	134	—	134	140	—	140

Total	748	41	789	1,022	137	1,159

Average number of sales locations during period
California	31	3	34	31	6	37
Arizona	4	—	4	5	—	5
Nevada	11	—	11	10	—	10

Total	46	3	49	46	6	52

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Operating revenue
Home sales	$133,241	$256,920	$245,957	$449,600
Lots, land and other sales	6,848	14,168	31,569	27,529

	140,089	271,088	277,526	477,129

Operating costs
Cost of sales—homes	(127,302)	(219,869)	(235,086)	(377,877)
Cost of sales—lots, land and other	(7,391)	(12,974)	(32,276)	(24,767)
Impairment loss on real estate assets	(20,918)	(84,111)	(46,118)	(87,665)
Sales and marketing	(10,999)	(17,232)	(22,103)	(30,705)
General and administrative	(6,515)	(9,182)	(13,499)	(20,696)
Other	(332)	—	(1,774)	(111)

	(173,457)	(343,368)	(350,856)	(541,821)

Equity in (loss) income of unconsolidated joint ventures	(714)	28	(805)	(614)

Minority equity in loss (income) of consolidated entities	790	(6,935)	1,715	(9,218)

Operating loss	(33,292)	(79,187)	(72,420)	(74,524)
Interest expense, net of amounts capitalized	(6,088)	—	(9,254)	—
Other income, net	450	1,401	346	2,542

Loss before benefit (provision) for income taxes	(38,930)	(77,786)	(81,328)	(71,982)

Benefit (provision) for income taxes:
Provision for income taxes	—	914	(10)	413
Reduction of deferred tax assets as a result of election to be taxed as an “S” corporation for income tax purposes effective on January 1, 2007	—	—	—	(31,887)
Recordation of deferred tax assets as a result of revocation of election to be taxed as an “S” corporation for income tax purposes effective January 1, 2008	—	—	41,602	—

	—	914	41,592	(31,474)

Net loss	$(38,930)	$(76,872)	$(39,736)	$(103,456)

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Cash and cash equivalents	$91,910	$73,197
Receivables	27,731	45,267
Real estate inventories
Owned	916,228	1,061,660
Not owned	124,744	144,265
Investments in and advances to unconsolidated joint ventures	2,878	4,671
Property and equipment, less accumulated depreciation of $13,229 and $12,093 at June 30, 2008 and December 31, 2007, respectively	14,980	16,092
Deferred loan costs	8,219	9,645
Goodwill	5,896	5,896
Deferred taxes	41,602	—
Other assets	10,614	14,635

	$1,244,802	$1,375,328

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$25,292	$40,890
Accrued expenses	53,833	67,786
Liabilities from inventories not owned	93,874	113,395
Notes payable	231,064	266,932
7 5/8% Senior Notes due December 15, 2012	150,000	150,000
10 3/4% Senior Notes due April 1, 2013	247,735	247,553
7 1/2% Senior Notes due February 15, 2014	150,000	150,000

	951,798	1,036,556

Minority interest in consolidated entities	49,977	56,009

Stockholders’ equity
Common stock, par value $.01 per share; 3,000 shares authorized; 1,000 shares outstanding at June 30, 2008 and December 31, 2007, respectively	—	—
Additional paid-in capital	48,867	48,867
Retained earnings	194,160	233,896

	243,027	282,763

	$1,244,802	$1,375,328

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended June 30,		Last Twelve Months Ended June 30,
	2008	2007	2008	2007
Net loss	$(38,930)	$(76,872)	$(285,688)	$(85,273)
Net cash provided by (used in) operating activities	$59,836	$(4,343)	$221,212	$(52,240)
Interest incurred	$17,023	$18,665	$75,443	$77,120
Adjusted EBITDA (1)	$2,156	$17,609	$(65,641)	$139,997
Ratio of Adjusted EBITDA to interest incurred			—	1.82x

Balance Sheet Data
			June 30,
			2008	2007
Stockholders’ equity			$243,027	$528,715
Total debt			778,799	884,427

Total book capitalization			$1,021,826	$1,413,142

Ratio of debt to total book capitalization			76.2%	62.6%
Ratio of debt to total book capitalization (net of cash)			73.9%	62.2%
Ratio of debt to LTM Adjusted EBITDA			—	6.32x
Ratio of debt to LTM Adjusted EBITDA (net of cash)			—	6.20x

(1)

Adjusted EBITDA means net loss plus (i) (benefit) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) depreciation and amortization and (vi) cash distributions of income from unconsolidated joint ventures less equity in loss (income) of unconsolidated joint ventures. Other companies may calculate Adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes (“Indentures”). In addition, management believes the presentation of Adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because Adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of Adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net loss to Adjusted EBITDA is provided as follows:

	Three Months Ended June 30,		Last Twelve Months Ended June 30,
	2008	2007	2008	2007
Net loss	$(38,930)	$(76,872)	$(285,688)	$(85,273)
(Benefit) provision for income taxes	—	(914)	(40,408)	43,900
Interest expense:
Interest incurred	17,023	18,665	75,443	77,120
Interest capitalized	(10,935)	(18,665)	(66,189)	(77,120)
Amortization of capitalized interest in cost of sales	12,001	10,707	58,565	50,282
Non-cash impairment charge	20,918	84,111	189,573	127,560
Depreciation and amortization	549	605	2,360	2,537
Cash distributions of income from unconsolidated joint ventures	816	—	816	—
Equity in loss (income) of unconsolidated joint ventures	714	(28)	(113)	911

Adjusted EBITDA	$2,156	$17,609	$(65,641)	$139,997

A reconciliation of net cash provided by (used in) operating activities to Adjusted EBITDA is provided as follows:

	Three Months Ended June 30,		Last Twelve Months Ended June 30,
	2008	2007	2008	2007
Net cash provided by operating activities	$59,836	$(4,343)	$221,212	$(52,240)
Interest expense:
Interest incurred	17,023	18,665	75,443	77,120
Interest capitalized	(10,935)	(18,665)	(66,189)	(77,120)
Amortization of capitalized interest in cost of sales	12,001	10,707	58,565	50,282
Minority equity in income of consolidated entities	790	(6,935)	(193)	(14,594)
Net changes in operating assets and liabilities:
Receivables	(5,393)	(4,341)	(18,310)	(3,016)
Real estate inventories	(68,017)	17,879	(354,195)	63,385
Deferred loan costs	(747)	(490)	(2,132)	(1,302)
Other assets	(3,724)	5,681	(13,999)	17,741
Accounts payable	(6,706)	(7,288)	27,638	24,750
Accrued expenses	8,028	6,739	6,519	54,991

Adjusted EBITDA	$2,156	$17,609	$(65,641)	$139,997